Exhibit 99.1

PRESS RELEASE

INVESTOR CONTACT:

Tushar Jain

Synopsys, Inc.

650-584-4289

Synopsys-ir@synopsys.com

EDITORIAL CONTACT:

Cara Walker

Synopsys, Inc.

650-584-5000

corp-pr@synopsys.com

Synopsys Posts Financial Results for Third Quarter Fiscal Year 2026

Results Summary

•	Quarterly revenue of $2.477 billion; reflects broad-based strength with outperformance in Design Automation

•	Quarterly GAAP earnings per diluted share (EPS) of $2.84, and non-GAAP EPS of $3.91, exceeding high-end of prior guidance

•	Raising expectations for full-year total revenue to $9.715 billion at the midpoint and full-year non-GAAP EPS guidance to $15.07 at the midpoint on continued AI-driven demand strength

SUNNYVALE, Calif. – Aug. 26, 2026 – Synopsys, Inc. (Nasdaq: SNPS) today reported results for its third quarter of fiscal year 2026. Revenue for the third quarter of fiscal year 2026 was $2.477 billion, compared to $1.740 billion for the third quarter of fiscal year 2025.

“AI is driving unprecedented complexity and increasing demand for the silicon IP and engineering solutions necessary to deliver next-generation AI compute, infrastructure and physical AI systems,” said Sassine Ghazi, president and CEO of Synopsys. “One year after the transformational acquisition of Ansys, we are executing with focus, extending our leadership and gaining momentum.”

“Synopsys delivered an outstanding third quarter, with revenue and earnings per share exceeding the high end of our guidance range. Results were driven by broad-based strength across the business, led by EDA, a strong quarter from Ansys, and our design IP business returned to year-over-year growth,” said Shelagh Glaser, CFO of Synopsys. “Given our strong performance and expectations for double-digit growth in EDA, we are raising our full year revenue, non-GAAP operating margin, EPS and cash flow guidance.”

GAAP Results

On a U.S. generally accepted accounting principles (GAAP) basis, net income for the third quarter of fiscal year 2026 was $545.8 million, or $2.84 per diluted share, compared to $242.5 million, or $1.50 per diluted share, for the third quarter of fiscal year 2025.

Non-GAAP Results

On a non-GAAP basis, net income for the third quarter of fiscal year 2026 was $752.5 million, or $3.91 per diluted share, compared to non-GAAP net income of $548.9 million, or $3.39 per diluted share, for the third quarter of fiscal year 2025.

For a reconciliation of net income, earnings per diluted share and other measures on a GAAP and non-GAAP basis, see “GAAP to Non-GAAP Reconciliation” in the accompanying tables below.

Business Segments

Synopsys reports revenue and operating income in two segments: (1) Design Automation, which includes our advanced silicon design, verification products and services, Ansys products, system integration products and services, digital, custom and field programmable gate array integrated circuit design software, verification software and hardware products, manufacturing software products and other; and (2) Design IP, which includes our logic libraries, embedded memories, wired interface IP, memory interface IP and security IP.

Financial Targets

Synopsys also provided its consolidated financial targets for the fourth quarter and full fiscal year 2026. These targets assume no further changes to export control restrictions or the current U.S. government “Entity List” restrictions. These targets constitute forward-looking statements and are based on current expectations. For a discussion of factors that could cause actual results to differ materially from these targets, see “Forward-Looking Statements” below.

Fourth Quarter and Full Fiscal Year 2026 Financial Targets

(in millions, except per share amounts)

	Range for Three Months Ending October 31, 2026		Range for Fiscal Year Ending October 31, 2026
	Low	High	Low	High
Revenue (1)	$2,530	$2,580	$9,690	$9,740
GAAP Expenses	$2,225	$2,300	$8,667	$8,742
Non-GAAP Expenses	$1,450	$1,480	$5,670	$5,700
Non-GAAP Interest and Other Income (Expense), net	$(119)	$(115)	$(485)	$(481)
Non-GAAP Tax Rate	18%	18%	18%	18%
Outstanding Shares (fully diluted)	192	194	192	194
GAAP Operating Margin			Midpt: ~10.4%
Non-GAAP Operating Margin			Midpt: ~41.5%
GAAP EPS	$0.60	$0.85	$3.84	$4.08
Non-GAAP EPS	$4.10	$4.16	$15.04	$15.10
Operating Cash Flow			~$2,800
Free Cash Flow (2)			~$2,600
Capital Expenditures			~$225

(1)

Fiscal year 2026 revenue includes $2.98 billion of expected Ansys revenue, and reflects the impact of approximately $110 million of the divested Optical Solutions Group and PowerArtist RTL businesses, and $40 million related to the recently completed divestiture of the Processor IP Solutions business.

(2)	Free cash flow is calculated as cash provided from operating activities less capital expenditures.

For a reconciliation of Synopsys’ fourth quarter and fiscal year 2026 targets, including expenses, earnings per diluted share and other measures on a GAAP and non-GAAP basis, a discussion of the financial targets that we are not able to reconcile without unreasonable efforts and a discussion of why management believes such measurements provide useful information to investors, see “GAAP to Non-GAAP Reconciliation” in the accompanying tables below.

Earnings Call Open to Investors

Synopsys will hold a conference call for financial analysts and investors today at 2:00 p.m. Pacific Time. A live webcast of the call will be available in the investor relations portion of Synopsys’ corporate website at www.synopsys.com. Synopsys uses its website and social media channels as tools to disclose important information about Synopsys and to comply with its disclosure obligations under Regulation Fair Disclosure. A webcast replay will also be available on the corporate website from approximately 5:30 p.m. Pacific Time today through the time Synopsys announces its results for the fourth quarter and fiscal year 2026.

Availability of Final Financial Statements

Synopsys will include final financial statements for the third quarter of fiscal year 2026 in its quarterly report on Form 10-Q to be filed with the Securities and Exchange Commission (SEC) and available at www.sec.gov on or before September 9, 2026.

Continuing Operations

On Sept. 30, 2024, Synopsys completed the sale of its Software Integrity business. Unless otherwise noted, Synopsys’ Software Integrity business has been presented as a discontinued operation in Synopsys’ consolidated financial statements for all periods presented herein and all financial results and targets are presented herein on a continuing operations basis.

Reconciliation of Third Quarter Fiscal Year 2026 Results

The following tables reconcile the specific items excluded from GAAP in the calculation of non-GAAP net income, earnings per diluted share, and tax rate for the periods indicated below.

GAAP to Non-GAAP Reconciliation of Third Quarter Fiscal Year 2026 Results

(unaudited and in thousands, except per share amounts)

	Three Months Ended July 31,		Nine Months Ended July 31,
	2026	2025	2026	2025
GAAP net income from continuing operations attributed to Synopsys	$545,800	$242,509	$627,863	$887,424
Adjustments:
Amortization of acquired intangible assets	402,426	74,941	1,210,292	99,193
Stock-based compensation	231,604	267,723	712,631	655,725
Restructuring charges	2,164	—	236,340	—
Acquisition/divestiture related items	(402,556)	120,012	(363,315)	264,355
Loss on sale of strategic investments	—	1,200	—	3,635
Tax adjustments	(26,945)	(157,477)	(309,115)	(315,553)

Non-GAAP net income from continuing operations attributed to Synopsys	$752,493	$548,908	$2,114,696	$1,594,779

	Three Months Ended July 31,		Nine Months Ended July 31,
	2026	2025	2026	2025
GAAP net income from continuing operations per diluted share attributed to Synopsys	$2.84	$1.50	$3.27	$5.61
Adjustments:
Amortization of acquired intangible assets	2.09	0.46	6.30	0.63
Stock-based compensation	1.20	1.66	3.71	4.15
Restructuring charges	0.01	—	1.23	—
Acquisition/divestiture related items	(2.09)	0.74	(1.89)	1.67
Loss on sale of strategic investments	—	0.01	—	0.02
Tax adjustments	(0.14)	(0.98)	(1.60)	(2.00)

Non-GAAP net income from continuing operations per diluted share attributed to Synopsys	$3.91	$3.39	$11.02	$10.08

Shares used in computing net income per diluted share amounts:	192,319	161,682	191,981	158,176

GAAP to Non-GAAP Operating Margin Reconciliation

(unaudited)

Three Months Ended July 31, 2026
GAAP operating margin	14.4%
Amortization of acquired intangible assets	16.2%
Stock-based compensation	9.4%
Restructuring charges	0.1%
Acquisition/divestiture related items	0.9%
Non-qualified deferred compensation plan	0.6%

Non-GAAP operating margin	41.6%

GAAP to Non-GAAP Tax Rate Reconciliation

(unaudited)

	Three Months Ended July 31, 2026	Nine Months Ended July 31, 2026
GAAP effective tax rate	20.2%	19.8%
Stock-based compensation	(5.0)%	(4.6)%
Restructuring charges	(3.3)%	(3.3)%
Income tax adjustments (1)	6.1%	6.1%

Non-GAAP effective tax rate	18.0%	18.0%

(1)	The income tax adjustments are primarily due to differences in the tax rate effect of certain deductions, such as the deduction for foreign-derived intangible income and credits.

Reconciliation of 2026 Targets

The following tables reconcile the specific items excluded from GAAP in the calculation of non-GAAP targets for the periods indicated below.

GAAP to Non-GAAP Reconciliation of Fourth Quarter Fiscal Year 2026 Targets

(in thousands, except per share amounts)

	Range for Three Months Ending October 31, 2026
	Low	High
Target GAAP expenses	$2,225,000	$2,300,000
Adjustments:
Amortization of acquired intangible assets	(400,000)	(405,000)
Stock-based compensation	(230,000)	(240,000)
Restructuring charges	(145,000)	(175,000)

Target non-GAAP expenses	$1,450,000	$1,480,000

	Range for Three Months Ending October 31, 2026
	Low	High
Target GAAP earnings per diluted share attributed to Synopsys	$0.60	$0.85
Adjustments:
Amortization of acquired intangible assets	2.10	2.07
Stock-based compensation	1.24	1.19
Restructuring charges	0.91	0.75
Tax adjustments	(0.75)	(0.70)

Target non-GAAP earnings per diluted share attributed to Synopsys	$4.10	$4.16

Shares used in non-GAAP calculation (midpoint of target range)	193,000	193,000

GAAP to Non-GAAP Reconciliation of Full Fiscal Year 2026 Targets

(in thousands, except per share amounts)

	Range for Fiscal Year Ending October 31, 2026
	Low	High
Target GAAP expenses	$8,667,091	$8,742,091
Adjustments:
Amortization of acquired intangible assets	(1,610,000)	(1,615,000)
Stock-based compensation	(945,000)	(955,000)
Restructuring charges	(380,000)	(410,000)
Acquisition/divestiture related items (1)	(62,091)	(62,091)

Target non-GAAP expenses	$5,670,000	$5,700,000

	Range for Fiscal Year Ending October 31, 2026
	Low	High
Target GAAP earnings per diluted share attributed to Synopsys	$3.84	$4.08
Adjustments:
Amortization of acquired intangible assets	8.37	8.34
Stock-based compensation	4.95	4.90
Restructuring charges	2.12	1.97
Acquisition/divestiture related items (1)	(1.88)	(1.88)
Tax adjustments	(2.36)	(2.31)

Target non-GAAP earnings per diluted share attributed to Synopsys	$15.04	$15.10

Shares used in non-GAAP calculation (midpoint of target range)	193,000	193,000

(1)

Adjustments reflect actual expenses incurred by Synopsys as of July 31, 2026, and do not fully reflect all potential adjustments for future periods for the reasons set forth in “GAAP to Non-GAAP Reconciliation” below.

GAAP to Non-GAAP Reconciliation of Operating Margin at Midpoint of Full Fiscal Year

2026 Targets (1)

Fiscal Year Ending October 31, 2026
At midpoint of revenue and expense guidance ranges
GAAP operating margin	10.4%
Amortization of acquired intangible assets	16.6%
Stock-based compensation	9.8%
Restructuring charges	4.1%
Acquisition/divestiture related items (2)	0.6%

Target non-GAAP operating margin	41.5%

(1)	These numbers represent the midpoint of targets in the prepared remarks provided on August 26, 2026, and do not represent official guidance for fiscal year 2026.
(2)

Adjustments reflect actual expenses incurred by Synopsys as of July 31, 2026 and do not fully reflect all potential adjustments for future periods for the reasons set forth in “GAAP to Non-GAAP Reconciliation” below.

Forward-Looking Statements

This press release and the investor conference call contain forward-looking statements, including, but not limited to, statements concerning our short-term and long-term financial targets, expectations and objectives; our businesses, business segments, strategies, partnerships, initiatives and opportunities, including, among other things, the reallocation of resources in our Design IP segment to higher growth opportunities and planned restructuring activities; industry growth and technological trends, such as artificial intelligence, including our development and planned commercialization thereof; business and market outlook; the potential impact of the uncertain macroeconomic environment and global economic conditions on our financial results; the impact of current and future U.S. and foreign trade regulations, government actions and regulatory changes, such as export control restrictions and tariffs; the ANSYS, Inc. (Ansys) integration and its expected impact, including expected synergies and the timing thereof, our ability to create joint solutions as a combined company, and related accounting changes; planned and recently completed acquisitions or divestitures, and their anticipated timing and impact; our key customers, customer concentration, customer engagement, customer demand and market expansion; results and strategies related to our products, technology and services, including product development and our planned product releases and capabilities; the expected realization of our contracted but unsatisfied or partially unsatisfied performance obligations (backlog); planned stock repurchases; our expected tax rate; and the status, expected outcome or expected impact of litigation and/or regulatory investigations. These statements involve risks, uncertainties and other factors that could cause our actual results, time frames or achievements to differ materially from those expressed or implied in such forward-looking statements. Such risks, uncertainties and factors include, but are not limited to: macroeconomic conditions and geopolitical uncertainty in the global economy; uncertainty in the growth of the semiconductor and electronics industries; the highly competitive industry we operate in; actions by the U.S. or foreign governments, such as the imposition of additional export restrictions or tariffs; consolidation among our customers and our dependence on a relatively small number of large customers; risks and compliance obligations relating to the global nature of our operations; failure to realize the benefits expected from the transactions we complete, including the acquisition of Ansys (the Ansys Merger) or unexpected difficulties or expenditures arising therefrom; risks related to inaccuracies in, or failures to achieve, our operational and business metrics or forecasts of growth; and more. Additional information on potential risks, uncertainties and other factors that could affect Synopsys’ results is included in filings we make with the SEC from time to time, including in the sections entitled “Risk Factors” in our latest Annual Report on Form 10-K and in our latest Quarterly Report on Form 10-Q. The financial information contained in this press release should be read in conjunction with the consolidated financial statements and notes thereto included in Synopsys’ most recent reports on Forms 10-K and 10-Q, each as may be amended from time to time. Synopsys’ financial results for its third quarter of fiscal year 2026 are not necessarily indicative of Synopsys’ operating results for any future periods.

Effectiveness of Information

The targets included in this press release, the statements made during the earnings conference call, the information contained in the financial supplement and the corporate overview presentation, each of which are available in the investor relations portion of Synopsys’ corporate website at www.synopsys.com (collectively, the Earnings Materials), represent Synopsys’ expectations and beliefs as of August 26, 2026. Although these Earnings Materials are expected to remain available on Synopsys’ website through the time Synopsys announces its results for the fourth quarter and fiscal year 2026, their continued availability through such time does not mean that Synopsys is reaffirming or confirming their continued validity. Synopsys undertakes no duty, and does not intend, to update any forward-looking statement, including any targets, provided in the Earnings Materials, whether as a result of new information, future events or otherwise, unless required by law.

SYNOPSYS, INC.

Condensed Consolidated Statements of Income

(Unaudited, in thousands, except per share amounts)

	Three Months Ended		Nine Months Ended
	July 31,		July 31,
	2026	2025	2026	2025
Revenue:
Time-based products	$1,002,792	$892,364	$2,899,957	$2,548,928
Upfront products	665,223	516,404	1,953,005	1,395,204

Total products revenue	1,668,015	1,408,768	4,852,962	3,944,132
Maintenance and service	808,807	330,969	2,308,643	855,186

Total revenue	2,476,822	1,739,737	7,161,605	4,799,318
Cost of revenue:
Products	275,622	230,895	750,921	615,953
Maintenance and service	156,514	103,301	451,849	290,309
Amortization of acquired intangible assets	247,252	46,368	743,850	62,624

Total cost of revenue	679,388	380,564	1,946,620	968,886

Gross margin	1,797,434	1,359,173	5,214,985	3,830,432
Operating expenses:
Research and development	719,737	625,301	2,134,849	1,732,496
Sales and marketing	385,889	259,480	1,164,262	683,700
General and administrative	176,979	280,550	532,129	584,133
Amortization of acquired intangible assets	155,174	28,573	466,442	36,569

Restructuring charges	2,164	—	236,340	—

Total operating expenses	1,439,943	1,193,904	4,534,022	3,036,898

Operating income	357,491	165,269	680,963	793,534
Interest expense	(133,234)	(146,502)	(429,313)	(251,977)
Other income (expense), net	459,665	170,543	530,601	335,061

Income before income taxes	683,922	189,310	782,251	876,618
Provision (benefit) for income taxes	138,216	(52,967)	154,961	(12,080)

Net income from continuing operations	545,706	242,277	627,290	888,698
Loss from discontinued operations, net of income taxes	—	—	—	(3,900)

Net income	545,706	242,277	627,290	884,798
Less: Net income (loss) attributed to non-controlling interest and redeemable non-controlling interest	(94)	(232)	(573)	1,274

Net income attributed to Synopsys	$545,800	$242,509	$627,863	$883,524

Net income (loss) attributed to Synopsys:
Continuing operations	$545,800	$242,509	$627,863	$887,424
Discontinued operations	—	—	—	(3,900)

Net income	$545,800	$242,509	$627,863	$883,524

Net income (loss) per share attributed to Synopsys - basic:
Continuing operations	$2.85	$1.51	$3.29	$5.67
Discontinued operations	—	—	—	(0.03)

Basic net income per share	$2.85	$1.51	$3.29	$5.64

Net income (loss) per share attributed to Synopsys - diluted:
Continuing operations	$2.84	$1.50	$3.27	$5.61
Discontinued operations	—	—	—	(0.02)

Diluted net income per share	$2.84	$1.50	$3.27	$5.59

Shares used in computing per share amounts:
Basic	191,536	160,174	190,858	156,536

Diluted	192,319	161,682	191,981	158,176

SYNOPSYS, INC.

Condensed Consolidated Balance Sheets

(Unaudited, in thousands, except par value amounts)

	July 31, 2026	October 31, 2025
ASSETS:
Current assets:
Cash and cash equivalents	$3,606,286	$2,888,030
Short-term investments	1,383	72,929

Total cash, cash equivalents and short-term investments	3,607,669	2,960,959
Accounts receivable, net	1,318,747	1,505,427
Inventories	479,129	365,190
Prepaid and other current assets	1,238,791	1,180,526

Total current assets	6,644,336	6,012,102
Property and equipment, net	749,598	696,693
Operating lease right-of-use assets, net	694,603	702,008
Goodwill	26,834,774	26,899,215
Intangible assets, net	11,458,656	12,679,591
Deferred income taxes	95,515	112,159
Other long-term assets	1,248,781	1,122,693

Total assets	$47,726,263	$48,224,461

LIABILITIES AND STOCKHOLDERS’ EQUITY:
Current liabilities:
Accounts payable and accrued liabilities	$1,480,598	$1,326,211
Operating lease liabilities	137,837	128,205
Deferred revenue	2,331,173	2,245,961
Short-term debt	1,020,247	22,117

Total current liabilities	4,969,855	3,722,494
Long-term operating lease liabilities	666,592	680,698
Long-term deferred revenue	383,936	382,557
Long-term debt	9,017,113	13,462,398
Other long-term liabilities	1,537,388	1,649,299

Total liabilities	16,574,884	19,897,446

Stockholders’ equity:
Preferred stock, $0.01 par value: 2,000 shares authorized; none outstanding	—	—
Common stock, $0.01 par value: 400,000 shares authorized; 191,605 and 185,994 shares outstanding, respectively	1,916	1,860
Capital in excess of par value	20,711,069	18,640,947
Retained earnings	10,943,350	10,315,487
Treasury stock, at cost: 433 and 1,222 shares, respectively	(193,292)	(398,278)
Accumulated other comprehensive income (loss)	(310,504)	(232,414)

Total Synopsys stockholders’ equity	31,152,539	28,327,602
Non-controlling interest	(1,160)	(587)

Total stockholders’ equity	31,151,379	28,327,015

Total liabilities and stockholders’ equity	$47,726,263	$48,224,461

SYNOPSYS, INC.

Condensed Consolidated Statements of Cash Flows

(Unaudited, in thousands)

	Nine Months Ended July 31,
	2026	2025
CASH FLOWS FROM OPERATING ACTIVITIES:
Net income	$627,290	$884,798
Adjustments to reconcile net income to net cash provided by operating activities:
Amortization and depreciation	1,362,021	211,307
Reduction of operating lease right-of-use assets	109,254	80,789
Amortization of capitalized costs to obtain revenue contracts	70,835	38,920
Stock-based compensation	712,631	655,909
Allowance for credit losses	21,847	23,559
Loss on sale of strategic investments	—	3,635
Gain on sale of building	—	(51,385)
(Gain) loss on divestitures, net of transaction costs	(380,527)	8,299
Amortization of bridge financing costs	—	41,996
Amortization of debt issuance costs	21,280	6,790
Deferred income taxes	(121,720)	(326,610)
Other	21	(737)
Net changes in operating assets and liabilities, net of effects from acquisitions and dispositions:
Accounts receivable	165,337	(27,989)
Inventories	(133,944)	(34,068)
Prepaid and other current assets	(70,709)	120,348
Other long-term assets	(125,304)	(427,793)
Accounts payable and accrued liabilities	90,610	31,384
Operating lease liabilities	(109,757)	(78,360)
Income taxes	(56,728)	(140,347)
Deferred revenue	116,166	(19,932)
Unrealized loss on settlement of interest rate treasury lock	—	(121,643)

Net cash provided by operating activities	2,298,603	878,870

CASH FLOWS FROM INVESTING ACTIVITIES:
Proceeds from maturities of short-term investments	20,995	53,630
Proceeds from sales of short-term investments	68,761	148,809
Purchases of short-term investments	(18,524)	(47,558)
Proceeds from sales of strategic investments	—	3,470
Purchases of strategic investments	(1,402)	(4,086)
Purchases of property and equipment, net	(156,089)	(134,908)
Proceeds from sale of building	—	74,279
Acquisitions, net of cash acquired	—	(16,681,257)
Proceeds from business divestiture, net of cash divested	440,022	142,546
Other	—	(611)

Net cash provided by (used in) investing activities	353,763	(16,445,686)

CASH FLOWS FROM FINANCING ACTIVITIES:
Proceeds from debt, net of issuance costs	—	14,329,340
Repayment of debt	(3,463,726)	(2,579)
Issuances of common stock	124,585	138,101

Payments for taxes related to net share settlement of equity awards	(262,761)	(242,791)
Common stock issuance for private placement	2,000,000	—
Purchases of treasury stock	(300,000)	—
Redemption of redeemable non-controlling interest	—	(30,000)
Other	—	(463)

Net cash provided by (used in) financing activities	(1,901,902)	14,191,608
Effect of exchange rate changes on cash, cash equivalents and restricted cash	(33,409)	8,649

Net change in cash, cash equivalents and restricted cash	717,055	(1,366,559)
Cash, cash equivalents and restricted cash, beginning of year	2,893,721	3,898,729

Cash, cash equivalents and restricted cash, end of period	$3,610,776	$2,532,170

Synopsys provides segment information, namely revenue, adjusted segment operating income and adjusted segment operating margin, in accordance with Financial Accounting Standards Board Accounting Standards Codification Topic 280, Segment Reporting. Synopsys’ chief operating decision maker (CODM) is our Chief Executive Officer. In evaluating our business segments, the CODM considers the income and expenses that the CODM believes are directly related to those segments. The CODM does not allocate certain operating expenses managed at a consolidated level to our business segments and, as a result, the reported operating income and operating margin do not include these unallocated expenses as shown in the table below. These unallocated expenses are presented in the table below to provide a reconciliation of the total adjusted operating income from segments to our consolidated operating income:

SYNOPSYS, INC.

Business Segment Reporting (1)

(Unaudited, in millions)

	Three Months Ended July 31, 2026	Three Months Ended July 31, 2025	Nine Months Ended July 31, 2026	Nine Months Ended July 31, 2025
Revenue by segment
- Design Automation	$2,003.0	$1,312.1	$5,826.6	$3,454.6
% of Total	80.9%	75.4%	81.4%	72.0%
- Design IP	$473.8	$427.6	$1,335.0	$1,344.7
% of Total	19.1%	24.6%	18.6%	28.0%
Adjusted operating income by segment
- Design Automation	$905.0	$583.8	$2,641.6	$1,447.2
- Design IP	$125.4	$86.0	$302.2	$363.1
Adjusted operating margin by segment
- Design Automation	45.2%	44.5%	45.3%	41.9%
- Design IP	26.5%	20.1%	22.6%	27.0%

Total Adjusted Segment Operating Income Reconciliation (1)

(Unaudited, in millions)

	Three Months Ended July 31, 2026	Three Months Ended July 31, 2025	Nine Months Ended July 31, 2026	Nine Months Ended July 31, 2025
GAAP total operating income – as reported	$357.5	$165.3	$681.0	$793.5
Other expenses managed at consolidated level
Amortization of acquired intangible assets	402.4	74.9	1,210.3	99.2
Stock-based compensation (2)	231.6	267.7	712.6	655.9
Restructuring charges	2.2	—	236.3	—
Acquisition/divestiture related items (3)	22.9	118.4	62.1	218.7
Non-qualified deferred compensation plan	13.9	43.4	41.5	42.9

Total adjusted segment operating income	$1,030.4	$669.8	$2,943.8	$1,810.3

(1)	Synopsys manages the business on a long-term, annual basis, and considers quarterly fluctuations of revenue and profitability as normal elements of our business. Amounts may not foot due to rounding.
(2)	The adjustment includes non-GAAP expenses attributable to non-controlling interest and redeemable non-controlling interest.
(3)

The adjustment excludes the amortization of bridge financing costs entered into in connection with the Ansys Merger that was recorded in interest expense, and certain divestiture related items that were recorded in other income (expense), net in our unaudited condensed consolidated statements of income.

GAAP to Non-GAAP Reconciliation

Synopsys continues to provide all information required in accordance with GAAP but acknowledges evaluating its ongoing operating results may not be as useful if an investor is limited to reviewing only GAAP financial measures. Accordingly, Synopsys presents non-GAAP financial measures in reporting its financial results to provide investors with an additional tool to evaluate Synopsys’ operating results in a manner that focuses on what Synopsys believes to be its core business operations and what Synopsys uses to evaluate its business operations and for internal budgeting and resource allocation purposes. This press release includes non-GAAP earnings per diluted share, non-GAAP net income, non-GAAP operating margin and non-GAAP tax rate for the periods presented. It also includes future estimates for non-GAAP expenses, non-GAAP interest and other income (expense), net, non-GAAP tax rate, non-GAAP operating margin, non-GAAP earnings per diluted share and free cash flow. These non-GAAP financial measures may be different from non-GAAP financial measures used by other companies.

When possible, Synopsys provides a reconciliation of non-GAAP financial measures to their most closely applicable GAAP financial measures. Synopsys is unable to provide a full reconciliation of certain fourth quarter and full fiscal year 2026 non-GAAP financial targets to the corresponding GAAP financial measures on a forward-looking basis because Synopsys believes that it would not be possible for it to have the information necessary to quantitatively reconcile such measures with sufficient precision without unreasonable efforts due to, among other things, the potential variability and limited predictability of the excluded adjustment items necessary for a full reconciliation such as certain acquisition/divestiture related items, tax deduction variability, changes in the fair value of non-qualified deferred compensation plan, and gains (losses) on the sale of strategic investments. For the same reasons, Synopsys is unable to address the probable significance of the unavailable information.

Synopsys’ management does not itself, nor does it suggest that investors should, consider such non-GAAP financial measures in isolation from, as superior to, or as a substitute for, financial information prepared in accordance with GAAP. These non-GAAP financial measures are meant to supplement, and be viewed in conjunction with, the corresponding GAAP financial measures. Synopsys’ management believes the presentation of non-GAAP financial measures, when shown in conjunction with the corresponding GAAP financial measures, provides useful information to investors allowing them to view financial and business trends relating to our financial condition and results of operations through the eyes of management. Synopsys’ management evaluates and makes decisions about our business operations using both GAAP financial measures and non-GAAP financial measures to help facilitate internal comparisons to Synopsys’ historical operating results and forecasted targets, planning and forecasting in subsequent periods and comparisons to competitors’ operating results.

The following are descriptions of the adjustments made to reconcile non-GAAP financial measures (other than free cash flow, which is defined in the footnote to the Financial Targets table above) to the most directly comparable GAAP financial measures:

(i) Amortization of acquired intangible assets. We incur expenses from the amortization of acquired intangible assets, which may include impairment charges from write-downs of acquired intangible assets. Acquired intangible assets include, among other things, core/developed technology, customer relationships, contract rights, trademarks and trade names, and other intangibles related to acquisitions. We amortize the intangible assets over their estimated useful lives. We do not enter into acquisitions on a predictable cycle. The amount of an acquisition’s purchase price allocated to intangible assets and their estimated useful lives can vary significantly and are unique to each acquisition. From time to time, we incur impairment charges due to write-downs of acquired intangible assets. We believe that the presentation of non-GAAP financial measures that adjust for the amortization of intangible assets, including impairment charges, provides investors and others with a consistent basis for comparison across accounting periods. We also exclude this item because such expenses are non-cash in nature and we believe the non-GAAP financial measures excluding this item provide meaningful supplemental information regarding our core operational performance and liquidity, and ability to invest in research and development and fund future acquisitions and capital expenditures.

(ii) Stock-based compensation. Stock-based compensation expenses consist primarily of expenses related to restricted stock units, stock options, employee stock purchase rights and other stock awards, including such expenses associated with acquisitions. We exclude stock-based compensation expense from our non-GAAP financial measures primarily because it is not an expense that typically requires or will require cash settlement by us. Further, the expense for the fair value of the stock-based instruments we utilize may bear little resemblance to the actual value realized upon the vesting or future exercise of the related stock-based awards and, therefore, is not used by management to assess the core profitability of our business operations.

(iii) Acquisition/divestiture related items. In connection with certain of our business combinations and/or divestitures, we incur significant expenses that we would not have otherwise incurred as part of our business operations. These expenses include, among other things, compensation expenses, professional fees and other direct expenses, concurrent restructuring activities and divestiture activities, including employee severance and other exit costs, bridge financing costs, costs related to integration activities, debt forgiveness, changes to the fair value of contingent consideration related to the acquired company, and amortization of the fair value difference of below-market value assets arising from arrangements entered into or acquired in conjunction with an acquisition. We also recognize the gains and losses from the divestitures of business, as well as the mark-up of equity or cost method investments to fair value upon obtaining control through acquisition. We exclude these items because they are related to acquisitions and divestitures and have no direct correlation to the core operation of our business. Further, because we do not acquire or divest businesses on a predictable cycle and the terms of each transaction can vary significantly and are unique to each transaction, we believe it is useful to exclude such expenses when looking for a consistent basis for comparison across accounting periods.

(iv) Restructuring charges. We initiate restructuring activities to align our costs to our operating plans and business strategies based on then-current economic conditions, and such activities have a specific and defined term. Restructuring costs generally include severance and other termination benefits related to voluntary retirement programs, involuntary headcount reductions and facilities closures. Such restructuring costs include elimination of operational redundancy, permanent reductions in workforce and facilities closures and, therefore, are not considered by us to be a part of the core operation of our business and are not used by management when assessing the core profitability and performance of our business operations.

(v) Gains (losses) on the sale of strategic investments. We exclude gains and losses on the sale of equity investments in privately held companies because we do not believe they are reflective of our core business and operating results.

(vi) Deferred compensation. We exclude changes in the fair value of our non-qualified deferred compensation plan because we do not use these to assess the core profitability of our business operations.

(vii) Income tax effect of non-GAAP pre-tax adjustments. Excluding the income tax effect of non-GAAP pre-tax adjustments from the provision for income taxes assists investors in understanding the tax provision associated with those adjustments and the effect on net income. Beginning in fiscal year 2026, we transitioned from an annual non-GAAP tax rate to a three-year normalized non-GAAP tax rate of 18.0%. We believe this will provide better consistency across reporting periods by eliminating the effects of non-recurring and period-specific items, which can vary in size and frequency and do not necessarily reflect our normal operations. This rate is based on our projected annual rate through fiscal year 2028, primarily due to the completion of the acquisition of Ansys in the third quarter of fiscal year 2025 and the enactment of the One Big Beautiful Bill Act (the OBBB), which affects taxable income starting in fiscal year 2026 over the next several years. In projecting this rate, we evaluated our historical and projected mix of U.S. and international profit before tax, excluding the impact of stock-based compensation, the amortization of purchased intangibles and other GAAP only adjustments described above. We also considered other factors, including our current tax structure, U.S. tax law changes, such as the OBBB which impacts Synopsys’ expensing of U.S. research expenditures commencing in fiscal year 2026, and changes to foreign derived intangible income commencing in fiscal year 2027.

About Synopsys

Synopsys, Inc. (Nasdaq: SNPS) is the leader in engineering solutions from silicon to systems, enabling customers to rapidly innovate AI-powered products. We deliver industry-leading silicon design, IP, simulation and analysis solutions, and design services. We partner closely with our customers across a wide range of industries to maximize their R&D capability and productivity, powering innovation today that ignites the ingenuity of tomorrow. Learn more at www.synopsys.com.

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